Registration No. 333-12142

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1
TO REGISTRATION STATEMENT
ON FORM S-8
Under
THE SECURITIES ACT OF 1933

Amersham plc

(Exact name of registrant as specified in its charter)

England and Wales (State or Other Jurisdiction of Incorporation or Organization)	None (I.R.S. Employer Identification No.)

Amersham Place Little Chalfont Buckinghamshire, England HP7 9NA (Address of principal executive offices)	None (Zip Code)

Amersham North America Stock Option Plan 2000
(Full title of the plan)

Jeffrey J. Freedman, Esq.
Vice President & General Counsel
Amersham Health Inc.
101 Carnegie Center
Princeton, NJ 08540-6231
(Name and address of agent for service)

(609) 514-6402
(Telephone number, including area code, of agent for service)

Copy of all communications to:
Brian J. Dougherty
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103-2921
(215) 963-4833

DEREGISTRATION OF UNSOLD SECURITIES

     The Registration Statement on Form S-8 (the “Registration Statement”) of Amersham plc pertaining to 5,000,000 Amersham plc Ordinary Shares to which this Post-Effective Amendment No. 1 relates, became effective on June 19, 2000. Amersham plc hereby removes from registration 2,500,000 of the securities of Amersham plc Ordinary Shares registered but unsold under the Registration Statement.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement filed by Amersham plc under Registration Number 333-12412, as amended, with respect to securities offered pursuant to the Amersham North America Stock Option Plan 2000 (formerly called the Nycomed Amersham North America Stock Option Plan 2000) are hereby incorporated by reference herein.

SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Buckinghamshire, England on November 6, 2003.

AMERSHAM PLC

By:	/s/ Giles F.B. Kerr

Giles F.B. Kerr
Finance Director

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Giles F.B. Kerr such person’s true and lawful attorney-in-fact and agent, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such filing, as fully as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on November 6, 2003.

Signature	Title

/s/ Robert E. B. Allnutt Robert E. B. Allnutt	Secretary

/s/ George Battersby George Battersby	Director

/s/ Donald H. Brydon Donald H. Brydon	Chairman

/s/ William M. Castell William M. Castell	Chief Executive (Principal Executive Officer)

/s/ David Challen David Challen	Director

/s/ John H. Johansen John H. Johansen	Director

/s/ Giles F.B. Kerr Giles F.B. Kerr	Finance Director (Principal Financial Officer)

/s/ Peter Loescher Peter Loescher	Director

Signature	Title

/s/ Johan Fr. Odfjell Johan Fr. Odfjell	Deputy Chairman

/s/ John S. Patterson John S. Patterson	Director

/s/ Keith Peters Keith Peters	Director

/s/ Jacques F. Rejeange Jacques F. Rejeange	Director

/s/ Erik Thorsby Erik Thorsby	Director

/s/ Jeffrey J. Freedman Jeffrey J. Freedman	Authorized Representative in the United States

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Amersham North America Stock Option Plan 2000 has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Princeton, New Jersey on November 6, 2003.

AMERSHAM NORTH AMERICA STOCK OPTION PLAN 2000

By:	/s/ Giles F.B. Kerr

Name: Giles F.B. Kerr
Title: Finance Director